Exhibit 23.1


                               ARTHUR ANDERSEN LLP



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Liberty Technologies, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this S-3 Registration Statement of our reports dated February 5, 1997 (except for the matter discussed in Note 1 and 6 as to which the date is April 4, 1997) and September 17, 1997 included in Liberty Technologies, Inc.'s Form 10-K and Form 10-K/A No. 2, respectively, for the year ended December 31, 1996 and to all references to our Firm included in this Registration Statement.


                                                          ARTHUR ANDERSEN LLP


Philadelphia, PA
October 9, 1997